Exhibit 99.1

FOR IMMEDIATE RELEASE

27 April 2011

For Additional Information:

Company contact:
Cecil Whitmore
Investor Relations
Littlefield Corporation
512-476-5141
cwhitmore@littlefield.com

Investor Relations Contact:
John Nesbett / Jennifer Belodeau
Institutional Marketing Services (IMS)
203-972-9200

Littlefield Corporation Announces
Q1 2011 Results

Littlefield Corporation (OTCQB: LTFD) today announced results for the first quarter of 2011.

The Company achieved its second highest record level of quarterly bingo revenue in the Company’s history and net income of $410,686.

The Q1 2011 results include approximately $244,000 of notable items:

•	$135,000 of expense associated with hall start-ups in Texas
•	$82,000 of legal expense for South Carolina, Texas and its Furtney litigation,
•	$25,000 for non-cash stock-based compensation and $2,000 of asset disposals.

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The Q1 2010 results include approximately $369,000 of notable items:

•	$84,000 of expense associated with hall start-ups in Texas,
•	$125,000 of legal expense for South Carolina, Texas and its Furtney litigation,
•	$122,000 related to an arbitration judgment,
•	$13,000 in asset disposals and
•	$25,000 for non-cash stock-based compensation.

The Company’s Entertainment business is referred to as “continuing” operations as a result of the discontinued Hospitality segment divested in the second quarter of 2009.

HIGHLIGHTS

Highlights of the first quarter compared to the prior year follow; for comparability these have been adjusted to exclude the discontinued Hospitality business operations:

1.	Total consolidated Q1 2011 revenue of $2,851,809 was the second highest record of revenue compared to the all-time record level of $3,046,320 last year.

2.	Total consolidated Q1 2011 gross profit including the noted items was $1,206,929 versus $1,529,474 in the prior record year.

3.	Total gross profit margin was 42% of revenue versus 50% of revenue in 2010.

4.	Income from continuing operations including the noted items was $410,686 versus the record $620,202 last year.

The following report is based upon unaudited financial statements.

REVENUE
	Q1 2011	Q1 2010	Variance	% Change
LTFD Corporation	$2,851,809	$3,046,320	($194,511)	(6%)
Entertainment	2,828,731	3,027,217	(198,486)	(7%)
Other	23,078	19,103	3,975	NM

The decrease in Entertainment revenue largely represents the closure of many of our twenty South Carolina bingo halls for about four days due to snow and ice storms and the impact of added competitive halls paired with weakened results in two of our regional markets. Other revenue reflects ancillary revenue not included in Entertainment.

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The historical trend of revenue changes shown below correlates closely with the recessionary trends of the American economy and the effect of renovations and start-up of halls in Texas.  Though revenues have begun to improve in Q4 2008 and thereafter, it is important to remember the Company made several acquisitions which have contributed to the growth of revenues.

TREND OF REVENUE CHANGES	Q1 2004	Q2 2004	Q3 2004	Q4 2004	Q1 2005	Q2 2005	Q3 2005	Q4 2005
Entertainment	(6%)	1%	15%	11%	10%	5%	(1%)	14%

TREND OF REVENUE CHANGES	Q1 2006	Q2 2006	Q3 2006	Q4 2006	Q1 2007	Q2 2007	Q3 2007	Q4 2007
Entertainment	21%	18%	12%	7%	7%	9%	17%	(2%)

TREND OF REVENUE CHANGES	Q1 2008	Q2 2008	Q3 2008	Q4 2008	Q1 2009	Q2 2009	Q3 2009	Q4 2009
Entertainment	(4%)	(5%)	(2%)	12%	25%	14%	5%	4%

TREND OF REVENUE CHANGES	Q1 2010	Q2 2010	Q3 2010	Q4 2010	Q1 2011
Entertainment	8%	(3%)	(0%)	(5%)	(6%)

GROSS PROFIT
	Q1 2011	Q1 2010	Variance	% Change
LTFD Corporation	$1,206,929	$1,529,474	($322,545)	(21%)
Entertainment	1,183,851	1,510,371	(326,520)	(22%)
Other	23,078	19,103	3,975	NM
Gross profit % excluding start-up activities	48%	54%
Gross profit %	42%	50%

The Entertainment gross profit decrease was mainly attributed to the impact of lower revenues on fixed operating costs at the Company’s halls and increased marketing expenses in response to increased competition in two regional markets.

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CORPORATE OVERHEAD

	2011	2010	Variance	% Change
FIRST QUARTER	$617,803	$540,289	77,514	14%

Corporate overhead approximated the same level as the prior year’s quarter except for the addition of acquisition staff and increased investor relations initiatives.  See the reconciliation of GAAP and Non-GAAP financial measures which follows.

NET INCOME and BASIC EPS

	2011	2010	Variance
Q1 Net Income excluding noted items	$654,307	$989,609	($335,302)
Q1 Net Income	$410,686	$620,202	($209,516)
Q1 Basic Earnings per share	$0.02	$0.03	($0.01)
Q1 Basic weighted average shares outstanding	17,324,439	17,917,258	(592,819)

The reduction in basic weighted shares outstanding reflects shares repurchased under the Company’s share repurchase program.

Jeffrey L. Minch, President and Chief Executive Officer of Littlefield Corporation, offered the following comments:

“We achieved the second highest level of bingo revenue in the history of the Company.  This is notable given the challenging market conditions we experienced during the quarter – in January we closed many of our twenty bingo halls for about four days due to snow and ice storms in South Carolina and experienced the impact of added competitive halls and weakened results in two of our regional markets.

Early in the quarter we completed an asset purchase of an additional hall in South Carolina and have undertaken renovations to ensure its initial positive performance continues.

We also settled our litigation in Abilene, Texas. This will reduce ongoing legal expenses and leaves us with an attractive position in the Abilene market.

During the quarter we signed a mineral lease with an experienced drilling company which provides for the right to drill an oil well on a portion of the Ambler Bingo property and also provides for a royalty to be paid for oil and gas

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produced, if discovered. The structure of the mineral lease allows the Company to participate in the benefits from the oil and gas production should a discovery take place without requiring the Company to commit its capital to this undertaking.

We have a wealth of opportunities to improve our financial performance and we will continue to diligently pursue them through acquisitions, improvements in returns from existing bingo halls and the deployment of better management and modern marketing.

I would like to thank the employees of the Company for their continued dedication and efforts to attain these favorable results despite challenging economic conditions.

I look forward to answering your questions during the Conference Call on Friday.”

Earnings will be discussed in a conference call on Friday, April 29, 2011, at 11:00 AM CST.  Interested parties may participate by calling (877) 407-9205 and requesting the Littlefield Earnings Conference Call.

The conference call can also be heard live on the internet at www.investorcalendar.com type in the Littlefield ticker symbol “ltfd”. Questions may be sent to President and CEO, Jeffrey L. Minch in advance at jminch@littlefield.com, or in person by calling (512) 476-5141.  Questions may also be asked during the question and answer period at the end of the conference call.

RECONCILIATION OF GAAP AND NON-GAAP MEASURES

In addition to disclosing results determined in accordance with GAAP, the Company discloses three non-GAAP financial measures: gross profit excluding start-up activities, corporate overhead and income (loss) from continuing operations excluding noted items.  Management includes these non-GAAP financial measures to assist investors in assessing the Company’s operational performance and considers such non-GAAP measures to be important supplemental measures of performance.  The Company presents these non-GAAP results as a complement to results provided in accordance with GAAP.  Management uses these non-GAAP measures to manage and assess profitability and performance, to assist the public in measuring the Company’s performance, to allocate resources and relative to historical performance, to enable comparability between periods.

Gross profit	Q1 2011	Q1 2010
Gross profit (GAAP basis)	$1,206,929	$1,529,474
Hall start-up activities	134,633	83,863
Gross profit (non-GAAP basis)	$1,341,562	$1,613,337

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Corporate overhead	Q1 2011	Q1 2010

General and administrative expenses (GAAP basis)	$745,019	$708,920
Stock-based compensation	(25,317)	(25,176)
Noted legal expenses	(82,122)	(125,018)
Depreciation and amortization	(19,777)	(18,437)
	(127,216)	(168,631)
Corporate overhead (non-GAAP basis)	$617,803	$540,289

Income (loss) from continuing operations	Q1 2011	Q1 2010

Operating income (loss) (GAAP basis)	$410,686	$620,202
Hall start-up activities	134,633	83,863
Stock-based compensation	25,317	25,176
Noted legal expenses	82,122	125,018
Arbitration judgment	---	122,449
Other asset disposals	1,549	12,901
	243,621	369,407
Income (loss) excluding noted items (non-GAAP basis)	$654,307	$989,609

In accordance with the safe harbor provisions of the Private Securities Reform Act of 1995: except for historical information contained herein, certain matters set forth in this press release are forward looking statements that are subject to substantial risks and uncertainties, including government regulation, taxation, competition, market risks, customer attendance, spending, general economic conditions and other risks detailed in the Company’s Securities and Exchange Commission filings and reports.

Investors are always cautioned to be careful in drawing conclusions from a single press release, the Company’s performance in a single quarter or the individual opinions of any member of the Company’s management in making their individual investment decisions.

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